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                                   EX-10
                          Exhibit 10.23.2 Lease

                               EXHIBIT 10.23.2

                                    LEASE

      THIS AGREEMENT OF LEASE made and entered into by and between PAUL H. SNIDER ("Lessor" hereinafter) and DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC., a Delaware corporation ("Lessee" hereinafter).

      NOW THEREFORE, the parties agree as follows:

1.    PREMISES:

      Lessor hereby leases to Lessee and Lessee hereby leases from Lessor that certain real property and improvements in the County of Washoe, State of Nevada, and more particularly described in Exhibit "A", attached hereto and made a part hereof ("Leased Premises" hereinafter) also known as 7175 S. Virginia, Reno, Nevada.

2.    TERMS AND POSSESSION:

      The term of the within lease shall be for ten (10) years, and shall commence on October 17, 1989, and end on October 16, 1999.

3.    RENT:

      (a) Lessee shall pay to Lessor the sum of Thirty Thousand Dollars ($30,000) as and for minimum monthly rent during the term hereof, together with such additional amounts as are otherwise provided herein. Minimum monthly rent shall be payable in advance, in monthly installments of Thirty Thousand Dollars ($30,000) per month, on the first day of each month, without abatement, deduction, or offset. Prorated rent for the portion of the term hereof commencing October 17, 1989 and ending October 31, 1989, in the sum of Fourteen Thousand Seven Hundred Ninety Five Dollars ($14,795.00), shall be due and payable on October 17, 1989. Minimum monthly rental installments of Thirty Thousand Dollars ($30,000.00) shall be payable on the first day of each month thereafter during the remainder of the term hereof.

      (b) The minimum monthly rent provided for herein shall be subject to adjustment at the commencement of the third, fifth, seventh and ninth years (every two years) of the term hereof ("the Adjustment Date" hereinafter) as follows:

      The base for computing the adjustment is The Consumer Price Index for All Urban Consumers (base year 1983-1984 = 100) for San Francisco-Oakland-San Jose, California, published by the United States Department of Labor, Bureau of Labor Statistics ("Index" hereinafter), which is in effect on the date of the commencement of the original term ("Beginning Index" hereinafter). The Index published most immediately preceding the Adjustment Date in question ("Extension Index" hereinafter) is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the minimum monthly rent for the third and fourth, fifth and sixth, seventh and eighth, and ninth and tenth year periods of the term hereof, shall be set by multiplying the minimum monthly rent for the month immediately preceding the Adjustment Date by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the minimum monthly rent be less than the then existing minimum monthly rent. On adjustment of the minimum monthly rent as provided in this lease, the parties shall immediately execute an amendment of this lease stating the new minimum monthly rent.

      If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

4.    ENTRY AND INSPECTION.

      The Lessee shall permit Lessor and his agents, upon one day's prior written notice to enter the demised premises at all reasonable times for any of the following purposes: To inspect the same; to maintain the building in which the said premises are located; to make such repairs to the demised premises as Lessor is obligated or may elect to make; to post notices of nonresponsibility for alterations or additions or repairs. Lessor shall have


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such right of entry and the right to fulfill the purpose  thereof  without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the demised premises thereby occasioned.

5.    REPAIRS.

      By entry hereunder, Lessee accepts the leased premises and leased improvements as being in good and sanitary order, condition and repair, and agrees on the last day of the term hereof, or sooner termination of this Lease, to surrender unto Lessor all singular said premises and improvements with the appurtenances in the same condition as when received, reasonable use and wear thereof excepted. Throughout the term, Lessee shall, at Lessee's sole cost and expense, maintain the premises and all improvements in good condition and repair, required through misuse and ordinary wear and tear, and in accordance with all applicable environmental laws, laws, rules, ordinances, orders and regulations of (1) federal, state county, municipal, and other governmental agencies and bodies having or claiming jurisdiction and all their respective departments, bureaus, and officials; (2) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (3) all insurance companies insuring all or any part of the premises or improvements or both. In the event Lessee fails to so keep and maintain the leased premises, Lessor may cause the same to be done at the expense of Lessee, and Lessee shall reimburse Lessor upon written demand. Lessor shall make and pay for all repairs required because of original construction defects.

      Nothing in this provision defining the duty of maintenance shall be construed as limiting or enlarging any right given elsewhere in this lease to alter, modify, demolish, remove, or replace any improvement, or as limiting provision relating to condemnation or to damage or destruction of the premises. No deprivation, impairment, or limitation or use resulting from an event or work contemplated by this paragraph shall entitle Lessee to offset, abatement, or reduction in rent nor to any termination or extension of the term.

6.    INSURANCE:

      At all times during the original and any extended term hereof, Lessor shall keep the leased premises so insured (and Lessee shall reimburse and pay to Lessor) the premiums for all casualty loss with extended coverage, full replacement cost insurance, on the building and improvements of the leased premises. Annually, after the first insurance year, prior to the renewal date of any such insurance, Lessor shall notify Lessee in writing of the full replacement value as determined by Lessor, in Lessor's sole discretion, and the anticipated premium for the insurance. Lessee shall have the option of obtaining the required insurance at a more favorable premium, and, if successful, shall so notify Lessor and obtain such insurance. Lessor shall cause the insurance carrier to provide to Lessee a certificate of insurance showing the coverage and limits, which shall name Lessor as a loss payee.

7.    TAXES:

      At all times during the term or any extension hereof, Lessor shall pay all annual county taxes and assessments and/or any other taxes or assessments of any governmental authority now or hereafter created, levied, or assessed against the real property and/or improvements of which the leased premises are a part. Lessee shall pay to Lessor as additional rental a sum equal to the amount of such taxes and assessments. Said sum shall be paid by Lessee to Lessor, on demand, at the option of Lessor, either in full or monthly in twelve equal installments during the fiscal year when the same are incurred. Lessee shall pay all taxes levied or assessed against its property, located on the leased premises.

8.    UTILITIES:

      Lessee shall pay for all utilities and other services supplied to the leased premises.

9.    ASSIGNMENT AND SUBLETTING.

      Except  as  hereinafter  provided  in an  assignment  or  sublease  to a related entity or to a former stockholder or stockholders of Lessee, said Lessee shall not voluntarily assign or encumber its interest in this lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except Lessee's authorized representatives) to occupy or use all or any part of the premises, without first obtaining Lessor's consent. Except as hereinafter provided, any such assignment, encumbrance, or sublease without Lessor's consent shall be voidable and, at Lessor's election, shall constitute a default. The Lessor shall not unreasonably
withhold  such  consent.  No  consent  to  any  assignment,   encumbrance,  or


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sublease  shall  constitute  a  further  waiver  of  the  provisions  of  this paragraph. Lessee may assign, sublease all or any part of the premises, or otherwise transfer the within lease to a corporation or partnership in which Lessee or its shareholders maintain controlling interest.

      Any dissolution, merger, consolidation, or other reorganization Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or the sale of Fifty One Percent (51%) of the value of the assets of Lessee, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least Fifty One Percent (51%) of the total combined voting power of all class of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors.

10.   INSOLVENCY:

      If any proceedings in bankruptcy or insolvency be filed against Lessee, or if any Writ of Attachment or Execution be levied upon the interest herein of Lessee, and such proceedings or levy shall not be released or dismissed within sixty (60) days thereafter, or if any sale of the leasehold interest hereby created or any part thereof should be made under any execution or other judicial process, or if Lessee shall make any assignment for benefit of creditors, or shall voluntarily institute bankruptcy or insolvency proceedings, Lessor at his election, may re-enter and take possession of said premises and remove all persons therefrom, and may at this option terminate this Lease.

11.   NONWAIVER OF DEFAULT:

      The subsequent acceptance of rent hereunder by Lessor shall not be deemed a waiver of any preceding breach of any obligation hereunder by Lessee other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

12.   INDEMNITY:

      Except for claims arising out of the acts of the Lessor or its agents, servants, employees or representatives, Lessee hereby agrees to indemnify and defend Lessor against and to hold Lessor harmless from any and all claims or demands for loss of or damage to property or for injury or death of any person from any cause whatsoever (except the negligent or intentional act of Lessor) and claims, demands, costs and expenses relating to all laws, environmental laws, regulations, and court or administrative orders, arising out of the Lessee's use or occupancy of the leased premises. Upon the commencement of the term provided for herein, or sooner at the option of Lessee, Lessee shall secure and maintain at his own expense at all times during the term hereof, public liability insurance, insuring both Lessor and Lessee against any claims for damages arising out of or connected with said leased premises, with policy limits in the usual form in the sum of Three Million Dollars ($3,000,000) single limit for personal injury, and the sum of Five Hundred Thousand Dollars ($500,000) for property damage. Such policy or policies for certificates for duplicates of existing policies shall immediately upon their issuance be delivered by Lessee to Lessor and thereafter held by Lessor.

13.   ALTERATIONS:

      (a) The Lessee shall not make, or suffer to be made, any alterations of the said premises, or any part thereof, without the written consent of the Lessor first had and obtained, and any additions to or alterations of, the said premises shall become at once a part of the realty and belong to the Lessor. Lessee shall retain title to all movable furniture and trade fixtures and equipment placed in the property by it. Provided Lessee is not in default hereunder, upon a surrender or expiration of the lease, Lessee may remove such items of personal property owned and installed by Lessee. Upon such removal, Lessee shall leave the leased premises in an undamaged condition. If written consent of the Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit Lessor to post notice of nonresponsibility. Lessee shall keep the demised premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

      (b) Upon prior written notice to Lessor, Lessee may remove any buildings or improvements constructed by it on the Leased Premises at the end of the lease term if the real property can be restored to its condition prior to such construction and without otherwise harming or devaluing the real property.



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14.   LAWS AND REGULATIONS:

      (a) Lessee at its own cost and expense shall comply promptly with all laws, rules, and orders, environmental or otherwise, of all federal, state, and municipal governments, or departments, which may be applicable to its use of the leased premises and any and all business and enterprises conducted thereon by Lessee, and shall likewise promptly comply with the requirements of the Fire Department of the City of Reno concerning the premises.

      (b) Lessee shall at its own cost petition all the appropriate governmental agencies for the purpose of obtaining all variances, use, and other permits necessary for the conduct of Lessee's intended business at the premises, and Lessee's use and occupancy of the leased premises.

15.   HOLDING OVER:

      Any holding over after the expiration of the said term, with the consent of the Lessor, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable.

16.   SUBORDINATION AGREEMENT:

      This lease shall be subject and subordinate at all times to the lien of any mortgage or mortgages or trust deed or trust deeds which may now exist upon or which may be placed upon the leased premises or the property of which the leased premises are a part, and Lessee agrees that it will execute and deliver to Lessor, or to the nominee of Lessor, property subordination agreements to this effect at any time upon the request of Lessor and without payment being made therefor. Provided, however, so long as Lessee performs its obligations under this Lease, its interest shall be recognized by the holder of any such mortgage or trust deed, and no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Lessee's rights under this Lease provided Lessee attorns to the holder of such encumbrance, or the purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee agrees to execute any written agreement and other documents required by any lender, purchaser, or transferee, to accomplish the purpose of this paragraph.

17.   SECURITY NOT A DEFENSE:

      Nothing herein contained and no security or guarantee which may now or hereafter be furnished to Lessor for the payment of the rental provided herein or for the performance by the Lessee of the other terms or covenants of this lease shall in any way be a bar or defense to any action in unlawful detainer or for the recovery of said premises, or in any action which Lessor may at any time commence for breach of any of the terms and covenants of this Lease.

18.   WAIVER OF DAMAGE AND INDEMNITY OF LESSOR:

      Lessor shall not be liable for any failure of any heating or air-conditioning apparatus of the leased premises, nor for the failure of the supply of water, gas, electricity or power, nor for the stoppage of any or all of the other machinery and equipment, if any, in the building in which the leased premises are situated, nor for the stoppage, leakage or bursting of any gas, water, steam, sewer or other pipe, tank, underground tank, line, water closet or other fixture, nor for any annoyance, inconvenience or damage caused by any electric or other wire, whether upon the said leased premises or in other parts of the building, nor for any damage arising from any act or neglect of any other tenant or occupant of said leased premises for any cause whatever, and Lessee shall indemnify and save Lessor free and harmless from any liability, damage, or expense by reason of the negligence of Lessee, his agents, employees, patrons or invitees, and from all liability, damage or expense by anything brought upon the leased premises by Lessee.

19.   ATTORNEY'S FEES:

      In the event of any action or proceeding between the parties hereto to interpret, to enforce, for the breach or default of, or arising out of, this lease, or the leased premises, the prevailing party therein shall be allowed all reasonable attorney's fees and costs expended or incurred in such action or proceeding.

20.   NOTICES:

      All notices to be given to the Lessee may be given in writing personally or be depositing the same in the United States mail, postage prepaid, and addressed to the Lessee at the said premises, whether or not the


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Lessee has  departed  from,  abandoned,  or vacated the  premises.  Notices by
Lessee to Lessor shall be in writing and served personally, or by depositing the same in the United States mail, postage prepaid, addressed to Lessor at 5150 Madison Avenue, Sacramento, California 95841.

21.   DESTRUCTION OF THE PREMISES:

      (a) If, during the term, the premises are totally or partially destroyed from a risk not covered by the insurance described in paragraph 6, rendering the premises totally or partially inaccessible or unusable, Lessee shall restore the premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

      (b) If the cost of restoration exceeds Fifty Percent (50%) of the then replacement value of the premises destroyed, Lessee can elect to terminate this lease by giving notice to Lessor within fifteen (15) days after determining the restoration cost and replacement value. If Lessee elects to terminate this lease, Lessor, within thirty (30) days after receiving Lessee's notice to terminate, can elect to pay to Lessor, at the time Lessor notifies Lessee of its election, the difference between Fifty Percent (50%) in which case Lessee shall restore the premises.

22.   USE OF PREMISES:

      Lessee shall not use the lease premises, or any part thereof, for any other purpose or purposes than those hereinafter designated without the prior written consent of the Lessor obtained in writing, which consent shall not unreasonably be withheld. Lessee shall use the premises for sales and service of new and used vehicles and related activities or any other lawful purpose. Lessee shall be responsible at this expense to obtain and maintain all zoning and permits for such use.

23.   REMEDIES ON DEFAULT:

      In the event Lessee breaches the within lease, abandons the property, or breaches the lease and abandons the property or in the event the Lessor terminates the Lessee's right to possession because of this lease, Lessor may, at his sole option, pursue one of the following remedies:

      (a) Terminate the lease, declare it forfeited, remove all persons and the Lessee's property therefrom, and recover from the Lessee:

            (i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

            (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; and

            (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

            (iv) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

      (b) Not terminate the lease, or the Lessee's right to possession, but allow the same to continue in full force and effect, and Lessor may thereby enforce all rights and remedies under this lease, including, but not limited to, the right to recover rent as it becomes due hereunder. No act of Lessor in the maintenance or preservation of the property, or in efforts to relet the property, or in the appointment of a receiver to protect the Lessor's interest hereunder, shall be deemed to constitute a termination of the lease or of the Lessee's right to possession; or

      (c) Not terminate the lease, or the Lessee's right to possession, and enter into and upon and take possession of said leased premises as agent and for the account of said Lessee, and if said Lessor so elects to lease or rent the whole or any part of said premises for the balance or any part of the term of this lease, and retain all rents thus received, and, after deducting therefrom all expenses incurred in the collection of said rents, apply the balance of the payment of the rents payable hereunder by said Lessee, but the


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performance  of all or any of the said acts by the said Lessor shall in nowise release or discharge said Lessee from a full and strict compliance with and performance of all of the terms, conditions and covenants of this lease on the part of said amount of rent which said Lessee promised to pay as rental for the said leased premises for and during the whole term of this lease;

      (d) Terminate the lease whereupon the Lessor, at his option, shall be entitled to recover from the Lessee the worth at the time of such termination, of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the lease for the balance of the stated term or any shorter period of time over the then reasonable rental value of the property for the same period.

24.   TIME IS OF THE ESSENCE:

      Time is of the essence in this Agreement of Lease

25.   CONDEMNATION:

      If the premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than Twenty Percent (20%) of the floor area of the buildings on the premises, or more than Twenty Five Percent (25%) of the land area of the premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten
(10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. Lessee shall not be entitled to any sum for leasehold bonus value. In the event that this lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

26.   COMMON AREA EXPENSES:

      Lessee shall at all times at its own expense keep the walks, yard, parking areas and driveways in and abut the Leased Premises neat, clean, and free of all debris and obstructions. Lessor reserves the right at anytime and during all times of the within Lease to control and direct the maintenance and cleaning of such walkways, yard areas, driveway areas, and parking areas, and to hire others to perform the same, with the cost thereof to be borne and paid by Lessee upon receipt of a billing from Lessor for Lessee's proportionate share of such common area expenses to be prorated according to the portion of the common area occupied by the Lessee in relation to the entire common area.

27.   LESSOR'S USE OF ADJOINING REAL PROPERTY:

      The parties to this Lease acknowledge that the leased premises constitute only a portion of a larger parcel of real property owned by the Lessor and that Lessor has retained all rights with regard to his use, sale or lease of said remaining property, which remaining property (Lessor's remaining property) is depicted in that certain map attached hereto as Exhibit "B". The parties hereto further acknowledge that the use, sale or lease of Lessor's remaining property for the purposes of conducting a new automobile dealership thereon would be inimical to the interests of both the Lessor and the Lessee. In view of such fact, and in consideration of execution of this Lease by each of the parties hereto, the Lessor hereby agrees that, prior to commencing such use, and prior to any sale or lease of said Lessor's remaining property for the purpose of conducting a business thereupon for the sale of new automobiles, said Lessor shall first obtain the written permission of the Lessee as to any and all makes, models or brands of automobiles which may be sold of leased on Lessor's remaining property by any person or party whatsoever. This condition is for the benefit of both the Lessor and Lessee hereunder.

28.   OPTION TO RENEW:

      In the event Lessee is not in default in any of the terms, covenants or condition herein contained, or in the payment of any sum or sums due hereunder, Lessee shall be privileged to extend the within lease for an additional period of ten (10) years, such renewal to be upon all of the same terms, covenants and conditions hereof, except rent and option to renew. Rent shall be such sum as the parties shall mutually agree upon. Lessee may exercise this option by giving Lessor notice thereof not less than one hundred twenty (120) days prior to the expiration of the term hereof. In the event the parties are unable to agree, rent shall be fixed by arbitration. Each party shall appoint an arbitrator, and the two arbitrators shall select a third arbitrator. Rent shall be set by the decision of a majority of the arbitrators. In the event the arbitrators are unable to agree, rent shall be that sum fixed by the arbitrator who is neither highest nor lowest. The arbitrators shall be selected not later than sixty (60) days prior to the expiration of the Lease and rent shall be fixed by the arbitrators prior to the expiration of the Lease. The decision of the arbitrators shall be binding. The parties shall each pay one-half of the cost of the arbitration.

      IN WITNESS WHEREOF, the parties have entered into this Lease on the ___ day of October, 1989.

PAUL H. SNIDER (LESSOR)

By:   /s/ Paul H. Snider

DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC. (LESSEE) a Delaware corporation

By:   /s/ Richard M. Donnelly
      Richard M. Donnelly, President

                                 DESCRIPTION



All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

      Parcel 4 of Parcel Map 991 for COUNTRY ESTATES, filed in the office of the County Recorder of Washoe County, Nevada, on November 27, 1979, as Filed No. 643822.

      EXCEPTING THEREFROM that portion of the hereinabove described parcel that certain strip of land along the Easterly boundary dedicated to the City of Reno for South Virginia Street as dedicated by Parcel Map 1161 entitled "2nd Parcel Map of COUNTRY ESTATES" filed in the office of the County Recorder of Washoe County, on September 24, 1980 as File No. 696068.

          MEMORANDUM AND ACKNOWLEDGEMENT OF EXISTENCE OF LEASE



      This Memorandum and Acknowledgement of Existence of Lease is made and entered into this _____ day of October, 1989, by and between PAUL H. SNIDER ("Lessor" hereinafter), and DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC., a Delaware Corporation, ("Lessee" hereinafter).

                             W I T N E S S E T H:

      WHEREAS, the parties hereto have heretofore entered into a Lease effective the 17th day of October, 1989, in which said Lease, the Lessor has leased unto the Lessee certain real property and improvements thereon, located in the County of Washoe, State of Nevada, and more particularly described in Exhibit "A", attached hereto and made a part hereof ("Leased Premises" hereinafter), also known as 7175 South Virginia Street, Reno, Washoe County, Nevada, and

      WHEREAS, the parties to said Lease desire to enter into this Memorandum and Acknowledgement of Existence of Lease in order that such document may be recorded, in the Office of the County Recorder of Washoe County, Nevada, for the purpose of informing all interested parties of the existence of such Lease, as well as the length of the term thereof;

      NOW THEREFORE, the parties hereto hereby agree as follows:

1.    Leased Premises.

      Lessor has leased unto the Lessee and Lessee has leased from the Lessor, that certain real property and the improvements thereon, located in County of Washoe, State of Nevada, more particularly described in Exhibit "A" and attached hereto and made part hereof.

2.    Term.

      The term of said Lease commences on the 17th day of October, 1989, and ends on the 16th day of October, 1989.

3.    Subordination Agreement.

      The parties hereto hereby acknowledge that a Subordination Agreement exists relative to the Leasehold Interest created by the aforementioned mentioned Lease, under which the said Lease is subject and subordinate to the lien of any Deeds of Trust now existing upon or which may be placed upon the leased premises. In this regard, said Lease Agreement provides that, so long as Lessee performs its obligations under said Lease, its interest shall be recognized by the holder of any Deed of Trust relative to same, and no foreclosure of, deed given in lieu of foreclosure, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Lessee's rights under this Lease, provided Lessee attorns to the holder of such encumbrance, or the Purchaser at any foreclosure sale, or to any Grantee or Transferee designated in any deed given in lieu of foreclosure.

4.    Notices.

      All notices given pursuant to the aforementioned Lease, or this Memorandum and Acknowledgement of Lease, shall be given in writing and served personally, or by depositing the same in United States mail, postage prepaid, addressed to

      Lessee at:

            7175 South Virginia Street,
            Reno, Nevada  89511.

      and to Lessor at:

            5150 Madison Avenue
            Sacramento, CA  95841.

5.    Option to Renew.

      The parties here do further acknowledge that, pursuant to the aforementioned Lease, Lessee has the privilege to extend the said Lease for an addition Ten (10) years, based upon certain terms and conditions contained in said Lease.

6.    Recording of This Document.

      The parties hereto acknowledge that it is their intention to cause to be recorded this Memorandum and Acknowledgement of Lease, with the office of the Recorder of the County of Washoe, State of Nevada.

      IN  WITNESS   WHEREOF,   the  parties  hereto  have  executed  the  this
Memorandum and Acknowledgement of Existence of Lease on the _______ day of October, 1989.

PAUL H. SNIDER (LESSOR)

By:   /s/ Paul H. Snider

DICK DONNELLY AUTOMOTIVE ENTERPRISES, INC. (LESSEE) a Delaware corporation

By:   /s/ Richard M. Donnelly
      Richard M. Donnelly, President


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SACRAMENTO    )


      On  October  ______,  1989,  personally  appeared  before  me,  a Notary
Public,   PAUL  H.   SNIDER,   who   acknowledged   that  he   executerd   the
above-instrument.

                                    _____________________________________
                                    NOTARY PUBLIC

STATE OF NEVADA         )
                        ) ss.
COUNTY OF WASHOE        )


      On October _____, 1989, personally appeared before me, a Notary Public, RICHARD M. DONNELLY, who acknowledged that he executed the above-instrument.

                                    _____________________________________
                                    NOTARY PUBLIC

                                 DESCRIPTION



All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

      Parcel 4 of Parcel Map 991 for COUNTRY ESTATES, filed in the office of the County Recorder of Washoe County, Nevada, on November 27, 1979, as Filed No. 643822.

      EXCEPTING THEREFROM that portion of the hereinabove described parcel that certain strip of land along the Easterly boundary dedicated to the City of Reno for South Virginia Street as dedicated by Parcel Map 1161 entitled "2nd Parcel Map of COUNTRY ESTATES" filed in the office of the County Recorder of Washoe County, on September 24, 1980 as File No. 696068.